UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): September 10, 2013

ML CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	6199	33-1219511
(State or Other Jurisdiction	(Primary Industrial	(IRS Employer
of Incorporation)	Classification Number)	Identification Number)

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, Arizona. 85268

(480) 816-5308

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Nelson

President and Chief Executive Officer

ML Capital Group, Inc.

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, Arizona. 85268

(480) 816-5308

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

The Krueger Group, LLP

7486 La Jolla Boulevard

La Jolla, California 92037

(858) 405-7385

Attention: Blair Krueger, Esq.

All statements contained in this Current Report or in the exhibits furnished with this Current Report, other than statements of historical fact, are forward-looking statements.  These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: our relationships with strategic partners; difficulties in integrating acquired businesses; changes in economic, political or regulatory conditions or other trends; and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable laws or regulations, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Item 1.01

Entry into a Material Definitive Agreement

The Board of Directors of ML Capital Group, Inc. (the “Company”) announced today that it has signed a Letter of Intent to acquire 51 percent ownership of Zenetek, LLC., a mobile apps development firm based in Southern California with development facilities in Saigon, Vietnam. The purpose of this acquisition is to develop social media and mobile apps for the medical marijuana industry. These new specialized apps will enable prescribed patients much needed information to make a better decision on whether or not cannabis is an appropriate treatment option and provide patients with better access to local resources. Together, both companies have set up a new offshore software development facility in Saigon, providing hardware and software leasing arrangements and deploying company executives and project managers to oversee projects from start to finish. Concurrently, ML Capital will provide marketing, finance, accounting and administrative support to Zentek.

Item 9.01

Exhibits

The following exhibits are or will be filed herewith:

Exhibit

Number

Description

99.1

Press Release, dated September 9, 2013, regarding the potential acquisition of Zenetek, LLC by ML Capital Group, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ML CAPITAL GROUP, INC.

Dated: September 10, 2013	By:	/s/ Lisa Nelson
Lisa Nelson
President and Chief Executive Officer